Libbey Inc. 300 Madison Ave Toledo, OH 43699

NEWS RELEASE

CORPORATE CONTACTS:	INVESTOR INQUIRIES:
Joe Huhn, Vice President, Investor Relations	Chris Hodges or Sam Gibbons
(419) 325-2205	Alpha IR Group
jhuhn@libbey.com	(312) 445-2870
LBY@alpha-ir.com
Jamie Burt, Media
(419) 325-2672
jburt@libbey.com

FOR IMMEDIATE RELEASE
TUESDAY, MAY 1, 2018

LIBBEY INC. ANNOUNCES FIRST-QUARTER RESULTS

Net sales growth of 5.2% translates to strong earnings improvement; Maintains full-year outlook

TOLEDO, OHIO, May 1, 2018--Libbey Inc. (NYSE American: LBY), one of the world's largest glass tableware manufacturers, today reported results for the first quarter ended March 31, 2018.

First Quarter Financial & Operating Highlights

•
Net sales in the first quarter of 2018 were $181.9 million, compared to $173.0 million in the prior-year, a 5.2 percent increase (or an increase of 1.4 percent, excluding a $6.5 million currency impact).

•	Net loss in the first quarter of 2018 was $3.0 million, compared to a net loss of $6.6 million in the first quarter of 2017.

•	Adjusted EBITDA (see Table 1) in the first quarter of 2018 was $11.9 million, compared to $6.2 million in the first quarter of 2017, a 91.2 percent increase compared to the prior-year first quarter.

"We started fiscal-year 2018 on a positive note by building upon our momentum from the fourth quarter," said Chief Executive Officer William Foley. "We are encouraged by the strong performances from our Latin America and EMEA segments, and the contributions from new product introductions and our e-commerce platform. Our ongoing initiatives to help improve profitability are paying off, as evidenced by an increase in Adjusted EBITDA of more than 90 percent during the first quarter. We expect to see a continuation of these positive trends in the

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Libbey Inc.

business throughout the remainder of the year and, as a result, we remain confident in our previously provided full-year net sales and Adjusted EBITDA outlook."

Three months ended March 31, (dollars in thousands)	Net Sales		Increase/(Decrease)		Currency Effects	Constant Currency Sales Growth (Decline)
	2018	2017	$ Change	% Change
U.S. & Canada	$107,941	$109,329	$(1,388)	(1.3)%	$49	(1.3)%
Latin America	34,333	30,722	3,611	11.8%	1,807	5.9%
EMEA	32,248	25,331	6,917	27.3%	4,087	11.2%
Other	7,391	7,612	(221)	(2.9)%	521	(9.7)%
Consolidated	$181,913	$172,994	$8,919	5.2%	$6,464	1.4%

•
Net sales in the U.S. and Canada segment decreased 1.3 percent, driven by unfavorable product mix sold in the business-to-business and foodservice channels and unfavorable channel mix in the segment, partially offset by favorable volume.

•
In Latin America, net sales increased 11.8 percent (an increase of 5.9 percent excluding currency fluctuation) as a result of higher volume, pricing and a favorable currency impact, partially offset by unfavorable product mix in the business-to-business channel and unfavorable channel mix.

•	Net sales in the EMEA segment were favorably impacted by currency, higher volume and favorable price and product mix on product sold across all channels.

•	Net sales in Other were down primarily as a result of lower sales volume in China, partially offset by favorable price and product mix.

•
The Company’s effective tax rate was 41.3 percent for the first quarter of 2018, compared to 32.9 percent in the prior-year quarter. Our tax provision for the first quarter was not materially affected by U.S. tax reform due to changes such as GILTI (Global Intangible Low Taxed Income) and restrictions on the deductibility of certain expenses that partially offset the tax rate reduction. In addition, the relative weight of U.S. versus non-U.S. income during the quarter diluted the impact of U.S. tax reform on our consolidated tax rate. The increased effective tax rate in 2018 was primarily driven by the timing and mix of pretax income earned in the non-U.S. tax jurisdictions with varying effective tax rates.

Balance Sheet and Liquidity

•	The Company had remaining available capacity of $61.8 million under its ABL credit facility at March 31, 2018, with $30.2 million in loans outstanding and cash on hand of $25.7 million.

•
At March 31, 2018, Trade Working Capital (see Table 3), defined as inventories and accounts receivable less accounts payable, was $215.9 million, an increase of $27.6 million from $188.3 million at March 31, 2017. The increase was primarily a result of higher inventories and higher accounts receivable, partially offset by higher accounts payable. Inventories are higher versus the prior year in support of an anticipated second quarter furnace rebuild and lower inventory at March 31, 2017, as a result of the labor strike in Toledo during late 2016. $5.7 million of the increase in Trade Working Capital was attributable to the effect of currency.

Outlook
Today the Company affirmed its previously provided full-year 2018 outlook, with expected Adjusted EBITDA margins (see Table 6) within the 10 percent to 11 percent range. The Company still expects:

•	Net sales increase in the low-single digits, compared to full-year 2017, on a reported basis

•	Capital expenditures in the range of $50 million to $55 million

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•	Selling, general and administrative expense around 17 percent of net sales
For the first half of 2018, the Company affirmed the following:

•	Net sales increase in the low-single digits, when compared to the first half of 2017, on a reported basis

•	Adjusted EBITDA margins of 8.5 percent to 9.5 percent (see Table 6)
Jim Burmeister, vice president, chief financial officer, commented, "We’re continuing to invest in the important strategic areas of our business while maintaining the competitive strength of our balance sheet. Debt reduction remains a priority for excess cash flow over the near-term horizon, and improving financial performance throughout the year should enable us to pursue this objective."

New Accounting Standards Adopted
On January 1, 2018, the Company adopted three Accounting Standard Updates (ASUs) with the following impacts:

•
ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. - Prior to January 1, 2018, our derivatives used to reduce economic volatility of natural gas prices in Mexico were not designated as cash flow hedges, and all mark-to-market changes on these derivatives were reflected in other income (expense). Under the new guidance in ASU 2017-12, we are now applying contractually specified component hedging to all of our natural gas hedges, including those in Mexico. As of our January 1, 2018 adoption, we recorded a $0.3 million reduction to our retained deficit and an increase in accumulated other comprehensive loss related to our natural gas swap contracts in Mexico. On a prospective basis beginning January 1, 2018, the change in fair value of these derivatives is recognized in other comprehensive income (loss), rather than other income (expense), within the Condensed Consolidated Statement of Operations. Results for prior reporting periods are not adjusted and continue to be reported in accordance with our previous accounting.

•
ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost. - We retrospectively adopted the presentation that only the service cost component of pension and post-retirement benefit costs be reported within income from operations. The other components of net benefit cost (interest costs, expected return on assets, amortization of prior service costs, settlement charges and other costs) have been reclassified from cost of sales and selling, general and administrative expenses to other income (expense) for the three months ended March 31, 2017. The effect of the retrospective presentation change related to the net periodic pension and non-pension benefit costs had no impact on previously reported net income (loss), Segment EBIT or Adjusted EBITDA.

•
ASU 2014-09, Revenue From Contracts With Customers and all related amendments. - There was no cumulative effect adjustment required at adoption on January 1, 2018, and we expect the impact of the adoption of the new standard to be immaterial to our Condensed Consolidated Statement of Operations on an ongoing basis. Additionally, there was no impact to our Condensed Consolidated Balance Sheets.

Webcast Information
Libbey will hold a conference call for investors on Tuesday, May 1, 2018, at 11 a.m. Eastern Daylight Time. The conference call will be webcast live on the Internet and is accessible from the Investor Relations section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software.

About Libbey Inc.
Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818,

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Libbey Inc.

the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2017, Libbey Inc.'s net sales totaled $781.8 million. Additional information is available at www.libbey.com.

Use of Non-GAAP Financial Measures
To supplement the condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP), we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Trade Working Capital, Adjusted Selling, General & Administrative Expense (Adjusted SG&A), Adjusted SG&A Margin and our Debt Net of Cash to Adjusted EBITDA Ratio. Reconciliations to the nearest U.S. GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Our non-GAAP measures, as defined below, are used by analysts, investors and other interested parties to compare our performance with the performance of other companies that report similar non-GAAP measures. Libbey believes these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of core business operating results. We believe the non-GAAP measures, when viewed in conjunction with U.S. GAAP results and the accompanying reconciliations, enhance the comparability of results against prior periods and allow for additional transparency of financial results and business outlook. In addition, we use non-GAAP data internally to assess performance and facilitate management's internal comparison of our financial performance to that of prior periods, as well as trend analysis for budgeting and planning purposes. The presentation of our non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. Furthermore, our non-GAAP measures may not be comparable to similarly titled measures reported by other companies and may have limitations as an analytical tool. We define our non-GAAP measures as follows:

•
We define Adjusted EBITDA and Adjusted EBITDA Margin as U.S. GAAP net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and special items, when applicable, that Libbey believes are not reflective of our core operating performance.

•	We define Trade Working Capital as net accounts receivable plus net inventories less accounts payable.

•	We define Adjusted SG&A and Adjusted SG&A Margin as U.S. GAAP selling, general and administrative expenses less special items that Libbey believes are not reflective of our core operating performance.

•	We define our Debt Net of Cash to Adjusted EBITDA Ratio as gross debt before unamortized discount and finance fees, less cash and cash equivalents, divided by Adjusted EBITDA (defined above).

Constant Currency
We translate revenue and expense accounts in our non-U.S. operations at current average exchange rates during the year. References to "constant currency," "excluding currency impact" and "adjusted for currency" are considered non-GAAP measures. Constant currency references regarding net sales reflect a simple mathematical translation of local currency results using the comparable prior period’s currency conversion rate. Constant currency references regarding Adjusted EBITDA and Adjusted EBITDA Margin comprise a simple mathematical translation of local currency results using the comparable prior period's currency conversion rate plus the transactional impact of changes in exchange rates from revenues, expenses and assets and liabilities that are denominated in a currency other than the functional currency. We believe this non-GAAP constant currency information provides valuable supplemental information regarding our core operating results, better identifies operating trends that may otherwise be masked or distorted by exchange rate changes and provides a higher degree of transparency of information used by management in its evaluation of our ongoing operations. These

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non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported results prepared in accordance with U.S. GAAP. Our currency market risks include currency fluctuations relative to the U.S. dollar, Canadian dollar, Mexican peso, euro and RMB.

Caution on Forward-Looking Statements
This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements. Investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 1, 2018. Important factors potentially affecting performance include but are not limited to risks related to increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility abandonments, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the RMB and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2018	2017

Net sales	$181,913	$172,994
Freight billed to customers	757	676
Total revenues	182,670	173,670
Cost of sales	149,000	142,473
Gross profit	33,670	31,197
Selling, general and administrative expenses	31,523	33,332
Income (loss) from operations	2,147	(2,135)
Other expense	(2,107)	(2,786)
Earnings (loss) before interest and income taxes	40	(4,921)
Interest expense	5,084	4,867
Loss before income taxes	(5,044)	(9,788)
Benefit from income taxes	(2,083)	(3,218)
Net loss	$(2,961)	$(6,570)

Net loss per share:
Basic	$(0.13)	$(0.30)
Diluted	$(0.13)	$(0.30)
Dividends declared per share	$0.1175	$0.1175

Weighted average shares:
Basic	22,087	21,939
Diluted	22,087	21,939

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS:
Cash and cash equivalents	$25,746	$24,696
Accounts receivable — net	85,593	89,997
Inventories — net	203,644	187,886
Prepaid and other current assets	16,365	12,550
Total current assets	331,348	315,129
Pension asset	3,639	2,939
Purchased intangibles — net	14,390	14,565
Goodwill	84,412	84,412
Deferred income taxes	25,977	24,892
Other assets	10,740	9,627
Property, plant and equipment — net	266,641	265,675
Total assets	$737,147	$717,239

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$73,305	$78,346
Salaries and wages	22,806	27,409
Accrued liabilities	43,855	43,223
Accrued income taxes	824	1,862
Pension liability (current portion)	2,341	2,185
Non-pension post-retirement benefits (current portion)	4,181	4,185
Derivative liability	87	697
Long-term debt due within one year	6,177	7,485
Total current liabilities	153,576	165,392
Long-term debt	406,222	376,905
Pension liability	45,451	43,555
Non-pension post-retirement benefits	49,539	49,758
Deferred income taxes	1,926	1,850
Other long-term liabilities	12,378	12,885
Total liabilities	669,092	650,345

Common stock and capital in excess of par value	333,390	333,231
Retained deficit	(166,446)	(161,165)
Accumulated other comprehensive loss	(98,889)	(105,172)
Total shareholders’ equity	68,055	66,894
Total liabilities and shareholders’ equity	$737,147	$717,239

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2018	2017
Operating activities:
Net loss	$(2,961)	$(6,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,879	11,155
Loss on asset sales and disposals	92	23
Change in accounts receivable	4,962	1,961
Change in inventories	(14,311)	(3,827)
Change in accounts payable	(4,458)	(3,921)
Accrued interest and amortization of discounts and finance fees	357	378
Pension & non-pension post-retirement benefits, net	1,975	2,116
Accrued liabilities & prepaid expenses	(7,464)	(4,545)
Income taxes	(2,769)	(4,236)
Share-based compensation expense	290	832
Other operating activities	(736)	320
Net cash used in operating activities	(13,144)	(6,314)

Investing activities:
Additions to property, plant and equipment	(11,271)	(11,952)
Net cash used in investing activities	(11,271)	(11,952)

Financing activities:
Borrowings on ABL credit facility	42,177	—
Repayments on ABL credit facility	(12,000)	—
Other repayments	(1,383)	(169)
Repayments on Term Loan B	(1,100)	(6,100)
Taxes paid on distribution of equity awards	(203)	(423)
Dividends	(2,595)	(2,577)
Net cash provided by (used in) financing activities	24,896	(9,269)

Effect of exchange rate fluctuations on cash	569	267
Increase (decrease) in cash	1,050	(27,268)

Cash & cash equivalents at beginning of period	24,696	61,011
Cash & cash equivalents at end of period	$25,746	$33,743

In accordance with the SEC’s Regulation G, the following tables provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related U.S. GAAP measure. See the above text for additional information on our non-GAAP measures. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to U.S. GAAP.

Table 1
Reconciliation of Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(dollars in thousands)
(unaudited)
	Three months ended March 31,
	2018	2017
Reported net loss (U.S. GAAP)	$(2,961)	$(6,570)
Add:
Interest expense	5,084	4,867
Benefit from income taxes	(2,083)	(3,218)
Depreciation and amortization	11,879	11,155
Adjusted EBITDA (non-GAAP)	$11,919	$6,234

Net sales	$181,913	$172,994
Net loss margin (U.S. GAAP)	(1.6)%	(3.8)%
Adjusted EBITDA margin (non-GAAP)	6.6%	3.6%

Table 2
Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
(dollars in thousands)
(unaudited)
	Three months ended March 31,
	2018	2017
Net cash used in operating activities (U.S. GAAP)	$(13,144)	$(6,314)
Net cash used in investing activities (U.S. GAAP)	(11,271)	(11,952)
Free Cash Flow (non-GAAP)	$(24,415)	$(18,266)

Table 3
Reconciliation to Trade Working Capital
(dollars in thousands)
(unaudited)
	March 31, 2018	December 31, 2017	March 31, 2017

Accounts receivable — net	$85,593	$89,997	$83,385
Inventories — net	203,644	187,886	174,405
Less: Accounts payable	73,305	78,346	69,490
Trade Working Capital (non-GAAP)	$215,932	$199,537	$188,300

Table 4
Summary Business Segment Information
(dollars in thousands) (unaudited)	Three months ended March 31,
Net Sales:	2018	2017

U.S. & Canada (1)	$107,941	$109,329
Latin America (2)	34,333	30,722
EMEA (3)	32,248	25,331
Other (4)	7,391	7,612
Consolidated	$181,913	$172,994

Segment Earnings Before Interest & Taxes (Segment EBIT) (5) :
U.S. & Canada (1)	$4,724	$7,501
Latin America (2)	2,150	(3,079)
EMEA (3)	1,005	(837)
Other (4)	(1,129)	(1,215)
Segment EBIT	$6,750	$2,370

Reconciliation of Segment EBIT to Net Loss:
Segment EBIT	$6,750	$2,370
Retained corporate costs (6)	(6,710)	(7,291)
Interest expense	(5,084)	(4,867)
Benefit from income taxes	2,083	3,218
Net loss	$(2,961)	$(6,570)

Depreciation & Amortization:
U.S. & Canada (1)	$3,387	$3,082
Latin America (2)	4,710	4,397
EMEA (3)	2,009	1,844
Other (4)	1,314	1,354
Corporate	459	478
Consolidated	$11,879	$11,155

(1) U.S. & Canada—includes sales of manufactured and sourced tableware having an end-market destination in the U.S and Canada, excluding glass products for Original Equipment Manufacturers (OEM), which remain in the Latin America segment.
(2) Latin America—includes primarily sales of manufactured and sourced glass tableware having an end-market destination in Latin America, as well as glass products for OEMs regardless of end-market destination.
(3) EMEA—includes primarily sales of manufactured and sourced glass tableware having an end-market destination in Europe, the Middle East and Africa.
(4) Other—includes primarily sales of manufactured and sourced glass tableware having an end-market destination in Asia Pacific.
(5) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance. Segment EBIT also includes an allocation of manufacturing costs for inventory produced at a Libbey facility that is located in a region other than the end market in which the inventory is sold. This allocation can fluctuate from year to year based on the relative demands for products produced in regions other than the end markets in which they are sold.
(6) Retained corporate costs include certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.

Table 5
Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) and Debt Net of Cash to Adjusted EBITDA Ratio
(dollars in thousands)
(unaudited)
	Last twelve months ended March 31, 2018	Year ended December 31, 2017	Last twelve months ended March 31, 2017

Reported net income (loss) (U.S. GAAP)	$(89,759)	$(93,368)	$2,785
Add:
Interest expense	20,617	20,400	20,511
Provision (benefit) for income taxes	16,933	15,798	14,631
Depreciation and amortization	46,268	45,544	47,560
Special items before interest and taxes	82,188	82,188	9,536
Adjusted EBITDA (non-GAAP)	$76,247	$70,562	$95,023

Reported debt on balance sheet (U.S. GAAP)	$412,399	$384,390	$401,944
Plus: Unamortized discount and finance fees	3,055	3,295	4,156
Gross debt	415,454	387,685	406,100
Less: Cash and cash equivalents	25,746	24,696	33,743
Debt net of cash	$389,708	$362,989	$372,357

Debt Net of Cash to Adjusted EBITDA Ratio (non-GAAP)	5.1x	5.1 x	3.9 x

Table 6
2018 Outlook
Reconciliation of Net Income (Loss) margin to Adjusted EBITDA Margin
(percent of estimated 2018 net sales)
(unaudited)
	Outlook for the six months ended June 30, 2018	Outlook for the year ended December 31, 2018
Net income (loss) margin (U.S. GAAP)	(0.7%) - 0.3%	0.7% - 1.2%
Add:
Interest expense	2.8%	2.7%
Provision for income taxes	0.4%	0.9% - 1.4%
Depreciation and amortization	6.0%	5.7%
Special items before interest and taxes	—%	—%
Adjusted EBITDA Margin (non-GAAP)	8.5% - 9.5%	10.0% - 11.0%

Table 7
Adjusted SG&A Margin
(percent of net sales)
(unaudited)
	Outlook for the year ended December 31, 2018	Year ended December 31, 2017
SG&A margin (U.S. GAAP)	~17.0%	16.0%
Deduct special items in SG&A expenses:
Reorganization charges	—%	(0.3)%
Adjusted SG&A Margin (non-GAAP)	~17.0%	15.7%